SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 26, 2013

CHINA SHIANYUN GROUP CORP., LTD

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-147084	83-0506099
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

v24/F., Unit 3 Great China International Square,
No. 1 Fuhua Rd., Futian District,
Shenzhen, Guangzhou Province, China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-755-23998799
 (ISSUER TELEPHONE NUMBER)

CHINA GREEN CREATIVE, INC.
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter Taubman Weiss LLP 130 W 42nd Street New York, NY 10036 Tel: 212-732-7184
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On July 26, 2010, China Green Creative, Inc. ( the “Company” or “we”, “us”) purchased one hundred  shares of common stock of China Shianyun Group Corp., Ltd, a Neveda corporation for $1,354, causing China Shianyun Group Corp., Ltd to become a wholly owned subsidiary of the Company (“Merger Sub”). Immediately following the acquisition, Merger Sub was merged with and into us,  effective as of July 26, 2013. As a result of the merger, our corporate name was changed to “China Shianyun Group Corp., Ltd.”  Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of the Merger Sub ceased.  We are the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in our directors, officers, capital structure or business.
As the parent domestic Nevada corporation, owning at least 90 percent of the outstanding shares of Merger Sub, under Nevada law (NRS Section 92A.180) we may merge Merger Sub into ourselves without stockholder approval and effectuate a name change without stockholder approval.

A copy of the Agreement and Plan of Merger and a copy of the Articles of Merger are incorporated herein by reference and filed as Exhibits 2.1 and 3.1, respectively, to this Current Report on Form 8-K.

Pursuant to the name change, we shall obtain a new OTCBB symbol.  We will file an amendment to this Current Report on Form 8-K once we receive the new symbol.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
2.1 3.1	Agreement and Plan of Merger Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shianyun Group Corp., Ltd

By:	/s/ Xingzhang Ye
Name:	Xingzhang Ye
Title: Dated:	Chief Executive Officer July 26, 2013